As filed with the Securities and Exchange Commission on March 15, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOTAL S.A.

(Exact name of registrant as specified in its charter)

Republic of France	98-0227345
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

2, place Jean Millier

La Défense 6

92400 Courbevoie

France

Phone: +33 (01) 47 44 45 46

(Address of principal executive offices) (Zip code)

TOTAL HOLDINGS USA, INC.

2011 EMPLOYEE SHAREHOLDER PLAN

(Full Title of the Plan)

Mr. Robert D. Kilpatrick

Total Holdings USA, Inc.

1201 Louisiana Street, Suite 1800

Houston, Texas 77002

(713) 483-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Shares, par value 2.50 euros per share	250,000	$ 48.49	$ 12,122,500	$ 1,407.43

(1)	The Shares being registered under this registration statement may be represented by the Registrant’s American Depositary Shares. Each Share represents one American Depositary Shares.
(2)	The maximum number of Shares, corresponding to 250,000 American Depositary Shares, which may be granted under the Total Holdings USA, Inc. 2011 Employee Shareholder Plan. Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
(3)	Based on the offering price per American Depositary Share of $48.49 pursuant to the terms of the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). This registration statement on Form S-8 is filed by TOTAL S.A., a corporation organized under the laws of the Republic of France (the “Corporation” or “Registrant”), regarding the Total Holdings USA, Inc. 2011 Employee Shareholder Plan (the “Plan”). Documents containing the information required by Part I of the registration statement will be sent or given to Plan participants as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by TOTAL S.A., a corporation organized under the laws of the Republic of France (the “Corporation” or the “Registrant”), are incorporated herein by reference:

(1) The Corporation’s Annual Report on Form 20-F for the fiscal year ended December 31, 2009, filed with the Commission on April 1, 2010;

(2) The description of the Corporation’s common shares and American Depositary Receipts contained in the Corporation’s Amended Registration Statement on Form 8-A/A filed with the Commission on March 19, 2004; and

(3) TOTAL’s Reports on Form 6-K, furnished to the SEC on (i) May 5, 2010, (ii) June 17, 2010, (iii) June 25, 2010, (iv) August 3, 2010, (v) September 8, 2010, (vi) September 15, 2010, (vii) November 3, 2010, (vii) January 21, 2011, (viii) February 18, 2011, and (ix) March 14, 2011, which indicate on their cover page that they are incorporated by reference in TOTAL’s Registration Statement on Form-3, as amended on August 4, 2010.

All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement but prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Corporation maintains liability insurance for directors and officers including insurance against liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

*4.1	Statuts (charter and bylaws) of the Corporation (as amended through December 31, 2010)

4.2	Form of Deposit Agreement (including the form of American Depositary Receipt) among Total S.A., The Bank of New York as depositary and all holders from time to time of American Depositary Receipts, as amended and restated (as filed with the Commission on February 1, 2011, as an exhibit to the Corporation’s Registration Statement on Form F-6 and incorporated herein by reference)

*5.1	Opinion of Peter Herbel, General Counsel to the Corporation

*23.1	Consent of Ernst & Young Audit and KPMG Audit, a division of KPMG S.A.

*23.2	Consent of Peter Herbel, General Counsel to the Corporation (included in the opinion filed as Exhibit 5.1)

*24	Power of Attorney

*	filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on March 15, 2011.

TOTAL S.A.

By:	/s/ Jérôme Schmitt
Jérôme Schmitt Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on March 15, 2011, by the following persons in the capacities indicated.

Signatures	Title

/s/ Christophe de Margerie* Christophe de Margerie	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Patrick de La Chevardière * Patrick de La Chevardière	Executive Vice President, Chief Financial Officer (Principal Financial Officer)

/s/ Dominique Bonnet* Dominique Bonnet	Chief Accounting Officer (Principal Accounting Officer)

/s/ Patrick Artus* Patrick Artus	Director

/s/ Patricia Barbizet* Patricia Barbizet	Director

/s/ Daniel Bouton* Daniel Bouton	Director

/s/ Gunnar Brock* Gunnar Brock	Director

/s/ Claude Clément* Claude Clément	Director

/s/ Bertrand Collomb* Bertrand Collomb	Director

/s/ Paul Desmarais Jr.* Paul Desmarais Jr.	Director

1

Signatures	Title

/s/ Thierry Desmarest* Thierry Desmarest	Director

/s/ Bertrand Jacquillat* Bertrand Jacquillat	Director

/s/ Anne Lauvergeon* Anne Lauvergeon	Director

/s/ Lord Levene of Portsoken* Lord Levene of Portsoken	Director

/s/ Claude Mandil* Claude Mandil	Director

Michel Pébereau	Director

/s/ Thierry de Rudder* Thierry de Rudder	Director

/s/ Robert O. Hammond* Robert O. Hammond	Authorized Representative in the United States

*By:	/s/ Jérôme Schmitt
Jérôme Schmitt Attorney-in-fact

2

EXHIBIT INDEX

Exhibit Number	Description

*4.1	Statuts (charter and bylaws) of the Corporation (as amended through December 31, 2010)

4.2	Form of Deposit Agreement (including the form of American Depositary Receipt) among Total S.A., The Bank of New York as depositary and all holders from time to time of American Depositary Receipts, as amended and restates (as filed with the Commission on February 1, 2011, as an exhibit to the Corporation’s Registration Statement on Form F-6 and incorporated herein by reference)

*5.1	Opinion of Peter Herbel, General Counsel to the Corporation

*23.1	Consent of Ernst & Young Audit and KPMG Audit, a division of KPMG S.A.

*23.2	Consent of Peter Herbel, General Counsel to the Corporation (included in the opinion filed as Exhibit 5.1)

*24	Power of Attorney

*	filed herewith.